Exhibit 99.1
NOTICE OF FULL REDEMPTION
ENERSYS
5.00% Senior Notes due 2023
144A ISIN No. US29275YAB83
Reg S ISIN No. USU2928LAA36
REDEMPTION DATE: March 13, 2023
NOTICE IS HEREBY GIVEN that all of the outstanding 5.00% Senior Notes due 2023 (the “Notes”) of EnerSys, a Delaware corporation (the “Issuer”), will be redeemed in full, on March 13, 2023 (the “Redemption Date”) at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the indenture, dated as of April 23, 2015 (the “Indenture”) and the First Supplemental Indenture, dated as of April 23, 2015 (the “Supplemental Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as trustee and paying agent (the “Trustee”).
The redemption of the Notes is being effected pursuant to paragraph 2 of the Notes and in accordance with Article XI of the Indenture and Article V of the Supplemental Indenture.
Interest on the Notes called for redemption shall cease to accrue on and after the Redemption Date.
The Issuer and the Trustee shall not be responsible for the use of the CUSIP or ISIN numbers selected, nor is any representation made as to their correctness or accuracy in this notice or as printed on any Note. The ISIN numbers are included solely for the convenience of the Holders of the Notes.
Regular Mail, Registered & Certified Mail, Courier or In Person by Hand:
U.S. Bank Trust Company, National Association
50 S. 16th Street, Suite 2000
Philadelphia, PA 19102
Attention: Gregory P. Guim
EACH HOLDER OF NOTES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF REDEMPTION TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

ENERSYS
Date: February 10, 2023